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                                                                        Ex 99.11

                          [Ropes & Gray LLP Letterhead]

February 17, 2005

Metropolitan Series Fund, Inc.
501 Boylston Street
Boston, Massachusetts 02116

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to the Metropolitan Series Fund, Inc. (the "Company") in connection with the Registration Statement of the Company on Form N-14 (the "Registration Statement") being filed by the Company tomorrow under the Securities Act of 1933, as amended (the "Act"), relating to the proposed combination of the Met/Putnam Voyager Portfolio (the "Acquired Portfolio"), a series of the Company, and the Jennison Growth Portfolio (the "Acquiring Portfolio"), also a series of the Company, and the issuance of shares of common stock of the Acquiring Portfolio in connection therewith (the "Shares"), all in accordance with the terms of the proposed Agreement and Plan of Reorganization by and among the Company on behalf of the Acquired Portfolio, the Company on behalf of the Acquiring Portfolio, and MetLife Advisers, LLC (the "Agreement and Plan of Reorganization"), in substantially the form included in the Registration Statement as an exhibit.

We have examined the Company's Articles of Incorporation and amendments thereto and the Company's Bylaws, as amended. We have also examined such other documents and records as we have deemed necessary for the purposes of this opinion.

We have assumed for purposes of this opinion that, prior to the date of the issuance of the Shares, (1) the Directors of the Company and the shareholders of the Acquired Portfolio will have taken all actions required of them for the approval of the Agreement and Plan of Reorganization, and (2) the Agreement and Plan of Reorganization will have been duly executed and delivered by each party thereto and will constitute the legal, valid and binding obligation of each of the Company and MetLife Advisers, LLC.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland.

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Metropolitan Series Fund, Inc.
Page 2

2. When issued in accordance with the Agreement and Plan of Reorganization, the Shares will be validly issued, fully paid and non-assessable by the Company.

We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of the Registration Statement and further consent to the references to our firm in the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP